Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 44 and Amendment No. 47 to the Registration Statement on Form N-1A of GraniteShares ETF Trust regarding the Prospectus and Statement of Additional Information of GraniteShares 2x Long AAL Daily ETF, GraniteShares 1x Short AAL Daily ETF, GraniteShares 2x Short AAL Daily ETF, GraniteShares 1x Short AAPL Daily ETF , GraniteShares 1.5x Short AAPL Daily ETF, GraniteShares 2x Short AAPL Daily ETF, GraniteShares 1x Short AMD Daily ETF, GraniteShares 2x Short AMD Daily ETF, GraniteShares 1x Short COIN Daily ETF, GraniteShares 2x Short COIN Daily ETF, GraniteShares 2x Long JPM Daily ETF, GraniteShares 1x Short JPM Daily ETF, GraniteShares 2x Short JPM Daily ETF, GraniteShares 2x Long LCID Daily ETF, GraniteShares 1x Short LCID Daily ETF, GraniteShares 2x Short LCID Daily ETF, GraniteShares 1x Short META Daily ETF, GraniteShares 2x Short META Daily ETF, GraniteShares 1x Short NVDA Daily ETF, GraniteShares 2x Short NVDA Daily ETF, GraniteShares 2x Long RIVN Daily ETF, GraniteShares 1x Short RIVN Daily ETF, GraniteShares 2x Short RIVN Daily ETF, GraniteShares 2x Long TSLA Daily ETF, GraniteShares 1.5x Long TSLA Daily ETF, GraniteShares 1.25x Short TSLA Daily ETF, GraniteShares 2x Short TSLA Daily ETF, GraniteShares 1.75x Short TSLA Daily ETF, GraniteShares 2x Long XOM Daily ETF, GraniteShares 1x Short XOM Daily ETF, and GraniteShares 2x Short XOM Daily ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 18, 2024